Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

     First Supplemental Indenture (this “First Supplemental Indenture”), dated as of March 10, 2005, among HEP Fin-Tex/Trust-River, L.P., a Texas limited partnership (the “Guaranteeing Subsidiary”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and, together with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to below) and U.S. Bank National Association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

     WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of February 28, 2005 providing for the issuance of 6 1/4% Senior Notes due 2015 (the “Notes”);

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

     2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.

     4. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this First Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

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     5. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENTAL INDENTURE.

     6. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

     8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

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     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

HEP FIN-TEX/TRUST-RIVER, L.P.

By:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P.,
its general partner

	By:	Holly Logistic Services, L.L.C., its general partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HOLLY ENERGY FINANCE CORP.

By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

OTHER GUARANTORS:

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership and its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company and its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company and its General Partner

	By:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics GP, L.L.C., a Delaware limited liability company, its General Partner

	By:	Holly Energy Partners, L.P., a Delaware limited partnership, its Sole Member

	By:	HEP Logistics Holdings, L.P., a Delaware limited partnership, its General Partner

	By:	Holly Logistic Services, L.L.C., a Delaware limited liability company, its General Partner

		By:	/s/ Stephen J. McDonnell

Stephen J. McDonnell
Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Adam M. Dalmy
Adam M. Dalmy
Vice President